Exhibit 10.5(b)

AMENDMENT 2006-1

CB RICHARD ELLIS 401(k) PLAN

CB RICHARD ELLIS SERVICE, INC.,
a Delaware corporation

ACTION OF THE

CHIEF EXECUTIVE OFFICER

March 31, 2006

The undersigned Chief Executive Officer of CB Richard Ellis Services, Inc. (the “Corporation”) acting in accordance with the bylaws and resolutions adopted by the Board of Directors of the Corporation, hereby consents to the following as of the date set forth above:

AMENDMENT TO 401(K) PLAN

WHEREAS, pursuant to Section 13.2 to the Corporation’s 401(k) Plan (the “Plan”), the Chief Executive Officer has reviewed the proposed amendment to the Plan as recommended by the Committee (as defined in the Plan); and

WHEREAS, the Chief Executive Officer deems it advisable and in the best interest of the Corporation, its stockholders and the Plan participants that the Corporation adopt this amendment to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that effective as of the date hereof, the Plan shall be amended by adding the following paragraph at the end of Section 17.3 Allocations to Participants’ Accounts:

“Notwithstanding any other provision of the Plan, in no event shall any Participant’s Account have more than 25 percent of the assets allocated to such Participant’s Account invested in the CB Richard Ellis Group, Inc. Stock Fund as of the last business day of any Plan Year. If on the last business day of any Plan Year, a Participant has more than 25 percent of the assets allocated to such Participant’s Account invested in the CB Richard Ellis Group, Inc. Stock Fund, the Trustee will redirect the investment of that portion of the Participant’s Account in excess of such 25 percent limitation from the CB Richard Ellis Group, Inc. Stock Fund to the Plan’s default fund, as designated by the Committee, in its sole discretion.”

RESOLVED FURTHER, that any and all actions taken by any officer or director of the Corporation in connection with the matters contemplated by the foregoing resolution be, and they hereby are, adopted, approved, ratified and confirmed in all respects.

/s/ Brett White
Brett White
Chief Executive Officer